EXHIBIT NO. 5

                        [Elizabethtown Gas Company Letterhead]

                                  November 15, 1994


          Board of Directors
          NUI Corporation
          550 Route 202-206
          P.O. Box 760
          Bedminster, New Jersey 07921-0790

          Gentlemen:

                In connection with the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by NUI Corporation, a New Jersey corporation (the "Corporation"), with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933 (the "Act") of up to $100,000,000 aggregate offering price of the Corporation's shares of common stock, no par value (the "Common Stock"), and debt securities ("Debt Securities"), I have examined such corporate records, certificates and other documents, upon which I have relied, and reviewed such questions of law as I have deemed necessary or appropriate for the purposes of this opinion.

               On the basis of such examination and review, I advise you that, in my opinion:

               (a) the Debt Securities of each series will be validly authorized and legally issued and will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms (except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights generally, by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and by applicable law affecting the availability of remedies) if, at the time of the issuance of the Debt Securities of such series:

                    1. the Board of Directors of the Company shall have authorized the issuance and sale of the Debt Securities of such series;

                    2. the Board of Public Utilities of the State of New Jersey and any other applicable state regulatory authorities or bodies shall have authorized, as applicable, the issuance and sale of the Debt Securities of such series;

                    3. the Registration Statement of the Company on Form S-3 shall have become and remain effective for the purpose of the issuance and sale of the Debt Securities; the Debt Securities of such series shall have been sold in accordance with the description of the sale in the Registration Statement; and the Prospectus relating to the Debt Securities shall have been duly supplemented with respect to


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          Board of Directors
          November 15, 1994
          Page 2

               the Debt Securities of such series and, as so supplemented, duly filed under the Act;

                    4. the Indenture under which the Debt Securities are to be issued has been duly executed and delivered by the Company and the Trustee thereunder and has been duly qualified under the Trust Indenture Act of 1939.

                    5. the supplemental indenture, if any, relating to the Debt Securities of such series shall have been duly executed and delivered, the resolutions of the Board of Directors of the Company, if any, or the certificate of officers pursuant to resolutions of the Board of Directors of the Company, if any, authorizing the issuance of such series of Debt Securities shall have been duly authorized, executed and delivered and all actions required by the terms of the Company's Indenture to be taken as a condition to or in connection with the issuance of the Debt Securities of such series shall have been duly taken; and

                    6. the Debt Securities of such series shall have been duly executed, authenticated and delivered and the consideration therefor paid to or at the direction of the Company; and

               (b) the Common Stock will be legally issued, fully paid and non-assessable if, at the time of the issuance of the Common
          Stock:

                    1. the Board of Directors of the Company shall have authorized the issuance and sale of the Common Stock;

                    2. the Board of Public Utilities of the State of New Jersey and any other applicable state regulatory authorities or bodies shall have authorized, as applicable, the issuance and sale of the Common Stock;

                    3. the Registration Statement of the Company on Form S-3, as amended, shall have become and remain effective for the purpose of the issuance and sale of the Common Stock; the Common Stock of such series shall have been sold in accordance with the description of the sale in the Registration Statement; and the Prospectus relating to the Common Stock shall have been duly supplemented with respect to the Common Stock of such series and, as so supplemented, duly filed under the Act; and

                    4. the certificates for the Common Stock shall have been duly executed, countersigned, registered and delivered and the consideration therefor approved by the Board of Directors of the Company paid to the Company.




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          Board of Directors
          November 15, 1994
          Page 3

               This opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

               I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to all references to me included in such Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        MARY PATRICIA KEEFE

                                        Mary Patricia Keefe
                                        Group Vice President
                                        and General Counsel















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